Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Seacoast Banking Corporation of Florida on Form S-8 of our report dated February 25, 2022, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Seacoast Banking Corporation of Florida for the year ended December 31, 2021.

/s/ Crowe LLP
Crowe LLP

Fort Lauderdale, Florida

October 11, 2022